016570| 003590|127C|RESTRICTED||4|057-423

CLASS A
COMMON STOCK

NO PAR VALUE

NEWBRIDGE BANCORP

CLASS A
COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN
CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

Shares
000000****
000000**
****000000****
*****000000***
******000000**

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

NEWBRIDGE BANCORP

GREENSBORO, N.C.

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP XXXXXXX XX X

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

SHARES OF THE COMMON STOCK, NO PAR VALUE EACH OF

NewBridge Bancorp transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

President & Chief Executive Officer

NEWBRIDGE BANCORP
CORPORATE
SEAL
N.C.

Corporate Secretary

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

NEWBRIDGE BANCORP

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7